SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 6, 2025
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	001-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 W. 14th Street,, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	SNV	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	SNV-PrD	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E	SNV-PrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 6, 2025, Synovus Financial Corp. (“Synovus”) held a special meeting of its shareholders (the “Special Meeting”) virtually via the Internet in connection with the proposed simultaneous mergers of Synovus and Pinnacle Financial Partners, Inc. (“Pinnacle”) with and into Steel Newco Inc., a newly formed Georgia corporation jointly owned by Synovus and Pinnacle (“Newco”, and such mergers, collectively, the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of July 24, 2025, by and among Synovus, Pinnacle and Newco (as amended from time to time, the “Merger Agreement”) (as disclosed in the joint proxy statement/prospectus of Synovus and Pinnacle, filed with the U.S. Securities and Exchange Commission on September 30, 2025 (the “Joint Proxy Statement/Prospectus”), as supplemented by certain filings of Synovus prior to the date of the Special Meeting).

Of the 138,811,843 shares of common stock, par value $1.00 per share, of Synovus (“Synovus Common Stock”) issued and outstanding at the close of business as of September 26, 2025, the record date for the Meeting, a total of 105,722,435 shares of Synovus Common Stock were represented in person or by proxy, which represented 76.16% of the shares of Synovus Common Stock outstanding and entitled to vote at the Special Meeting, constituting a quorum to conduct business..

Following is an overview of the proposals that were submitted to the shareholders for approval at the Special Meeting (each of which proposals is described in greater detail in the Joint Proxy Statement/Prospectus) and a tabulation of the votes with respect to each proposal.

Proposal 1 – The Merger Proposal

The proposal to approve the Merger Agreement, pursuant to which, on the terms and subject to the conditions thereof, each of Pinnacle and Synovus will simultaneously merge with and into Newco, was approved by the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,404,615	8,926,182	391,638	0

Proposal 2 – The Merger-Related Compensation Proposal

The proposal to approve, on an advisory (non-binding) basis, the Merger-related compensation payments that will or may be paid to Synovus’ named executive officers in connection with the Merger, was approved and received the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,041,166	51,292,952	388,317	0

Approval of the Merger-Related Compensation Proposal is not a condition to completion of the Merger, and the vote with respect to such proposal was advisory only and will not be binding on Synovus.

Proposal 3 – The Adjournment Proposal

The proposal to approve the adjournment or postponement of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus is timely provided to holders of Synovus Common Stock, was approved by the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,966,056	5,218,420	537,959	0

Because there were sufficient votes to approve the Merger Proposal, no adjournment of the Special Meeting was determined to be necessary or appropriate, and accordingly, the Special Meeting was not adjourned and proceeded to conclusion.

Item 7.01	Regulation FD Disclosure.

On November 6, 2025, Synovus and Pinnacle issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of Pinnacle’s shareholders also held on November 6, 2025 (the “Pinnacle Special Meeting”), which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Synovus and Pinnacle provided supplemental information regarding the proposed transaction in connection with announcing the results of the Special Meeting and the Pinnacle Special Meeting. A copy of the joint informational presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this report, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	99.1	Joint Press Release, dated November 6, 2025.

	99.2	Joint Informational Presentation of Synovus Financial Corp. and Pinnacle Financial Partners, Inc., dated November 6, 2025.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: November 6, 2025	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President and General Counsel